UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                                April 18,1997


                            AMCORE FINANCIAL, INC.
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            (Exact name of registrant as specified in its charter)


                        Commission file number 0-13393


           NEVADA                                     36-3183870
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(State or other jurisdiction of                     (I.R.S Employer
incorporation or organization)                    Identification No.)


                 501 Seventh Street. Rockford, Illinois 61104
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                                (815)968-2241
















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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Effective April 18, 1997, AMCORE Financial, Inc. consummated the merger with
First National Bancorp, Inc. (FNB). The transaction resulted in the issuance of 7.54 shares of AMCORE Common Stock for each of the 249,539 outstanding FNB shares. A total of 1,881,524 shares of AMCORE Common Stock were issued in the merger with cash paid in lieu of fractional shares. FNB is the parent corporation of First National Bank and Trust (Bank) in Monroe, Wisconsin. The Bank has five branch locations. At March 31, 1997, FNB had unaudited consolidated assets of approximately $219 million and approximately $20 million in unaudited total stockholders' equity. The transaction will be accounted for as a pooling of interests under APB Opinion No.16. FNB operates its principal executive office in Monroe, Wisconsin, and corporate-wide has
105 employees.   The transaction was consummated pursuant to an Agreement
dated as of October 30,1996.

The Company's press release dated April 18,1997 regarding the transaction reported herein is attached hereto as an Exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

     (c)     Exhibits

             99.1   Press Release dated April 18.1997































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

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMCORE FINANCIAL, INC.



                                           /s/ John R. Hecht
                                           ------------------
                                               John R. Hecht
                                           Senior Vice President & Chief
                                             Financial Officer



Date:     April 30, 1997
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